UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2007 (October 17, 2007)
King Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1384963

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     The information appearing in Items 2.05 and 2.06 of this report is incorporated herein by reference.
Item 2.05. Costs Associated with Exit or Disposal Activities.
     As explained in detail in Section 2.06 of this report, on September 11, 2007, the Court of Appeals for the Federal Circuit invalidated King Pharmaceuticals, Inc.’s (the “Company”) patent No. 5,061,722 (the “722 patent”), related to Altace®. Invalidation of this patent will likely lead to generic versions of Altace® entering the market sooner than previously anticipated, and the Company’s sales of Altace® are anticipated to decline significantly as a result.
     Following the decision of the Court of Appeals, the Company’s senior management team conducted an extensive examination of the Company and developed a restructuring initiative designed to accelerate a planned strategic shift toward a focus in neuroscience and hospital / acute care. This initiative includes, based on an analysis of the Company’s strategic needs, a reduction in personnel, staff leverage, expense reductions and additional controls over spending, reorganization of sales teams and a realignment of research and development priorities.
     On October 17, 2007, the Board of Directors of the Company approved the restructuring initiative, effective immediately. Pursuant to this initiative, the Company will terminate approximately 20% of its current workforce. These reductions will be effective in late December 2007. The Company estimates that the 2008 cost savings resulting from the restructuring initiative will be between $75 million and $90 million.
     The Company anticipates that it will incur total restructuring costs of approximately $70 million, all of which are expected to be incurred during the second half of 2007 and almost all of which will be cash expenditures. Of the $70 million in costs, approximately $40 million relate to severance pay and other employee termination expenses and approximately $30 million relate to contract termination costs.
     A copy of the Company’s press release summarizing the reorganization initiative is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
     See “Forward-Looking Statements” below.
Item 2.06. Material Impairments.
     Lupin Ltd. (“Lupin”) filed an Abbreviated New Drug Application with the U.S. Food and Drug Administration (the “FDA”) seeking permission to market a generic version of Altace® (“Lupin’s ANDA”). In addition to its ANDA, Lupin filed a Paragraph IV certification challenging the validity and infringement of the Company’s patent No. 5,061,722 (the “722 patent”), related to Altace®, and seeking to market its generic version of Altace® before expiration of the ’722 patent. In July 2005, the Company filed civil actions for infringement of the ’722 patent against Lupin in the U.S. District Courts for the District of Maryland and the Eastern District of Virginia. Pursuant to the Hatch-Waxman Act, the filing of the lawsuit against Lupin provided the Company with an automatic stay of FDA approval of Lupin’s ANDA for up to 30 months (unless the patents are held invalid, unenforceable, or not infringed) from no earlier than June 8, 2005. On February 1, 2006, the Maryland and Virginia cases were consolidated into a single action in the Eastern District of Virginia. On June 5, 2006, the District Court granted the Company summary judgment and found Lupin to infringe the ’722 patent. On June 14, 2006, during the trial, the District Court dismissed Lupin’s unenforceability claims as a matter of law, finding the ’722 patent enforceable. On July 18, 2006, the District Court upheld the validity of the ’722 patent. Lupin filed a notice of appeal on July 19, 2006. All appellate briefing was completed as of March 19, 2007, and the Court of Appeals for the Federal Circuit heard oral arguments on July 12, 2007.
     On September 11, 2007, the Court of Appeals reversed the decision of the District Court and invalidated the Company’s ‘722 patent. The decision applied the recent U.S. Supreme Court decision in KSR International Co. v. Teleflex Inc. to invalidate the patent on the basis of obviousness. The Company has filed with the Circuit Court a petition for rehearing and rehearing en banc. The Circuit Court has not yet responded to this petition.
     Following the Court of Appeals decision, the Company began an analysis of its potential effects upon future sales of Altace®. On October 17, 2007, the Company completed it analysis and determined that it will be required to take charges in the third quarter of 2007 to reflect impairment of assets related to Altace®.
     As of June 30, 2007, the Company had net intangible assets related to Altace® of approximately $213 million. The related pre-tax charge for impairment of these assets will be approximately $150 million. The Company determined the fair value of these assets based on probability-weighted estimated discounted future cash flows. If, however, the petition for rehearing and rehearing en banc is unsuccessful, the estimated cash flows associated with the remaining assets would be materially adversely affected. In that case, the Company may have to reduce the estimated remaining useful life and/or take an additional charge against a portion or all of the value of the remaining intangible assets.
     The Company presently estimates that there will be a pre-tax charge associated with the impairment of inventories related to Altace® of approximately $60 million. The Company also estimates that there will be a pre-tax charge associated with Altace® inventory related loss contracts of approximately $30 million.
     See “Forward-Looking Statements” below.
FORWARD-LOOKING STATEMENTS
     This Report contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the Company’s expectations regarding the timing of actions it is taking to realign its organization and cost structure and its estimate of related cost savings; statements pertaining to the Company’s expectations regarding future cash flow; statements pertaining to the Company’s plan to continue investing in its pipeline and business development opportunities; statements pertaining to the Company’s plan to further strengthen its neuroscience and hospital/acute care platforms; and statements pertaining to the Company’s plan to provide more details regarding today’s announcement and release its financial results for the third quarter ended September 30, 2007 on November 8, 2007. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on the Company’s ability to fully realize the benefit of actions it is taking to realign its organization and cost structure commencing in 2008; dependence on the actual amount of the cost savings arising from these initiatives; dependence on the Company’s ability to continue to generate strong cash flow; dependence on the Company’s ability to continue to acquire branded products, including products in development; dependence on the Company’s ability to continue to successfully execute the Company’s strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on the Company’s ability to successfully integrate its acquisitions; dependence on the Company’s ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products in which the Company has an interest; dependence on the unpredictability of the duration and results of the U.S. Food and Drug Administration’s (“FDA”) review of Investigational New Drug applications (“IND”), New Drug Applications (“NDA”), and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide that relate to products in development; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of the Company’s products; dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; and dependence on the Company’s ability to provide more details regarding today’s announcement and release its financial results for the third quarter ended September 30, 2007 as planned on November 8, 2007. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of the Company’s Form 10-K for the year ended December 31, 2006, and Form 10-Q for the second quarter ended June 30, 2007, which are on file with the U.S. Securities and Exchange Commission. The Company does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     99.1      Press release of King Pharmaceuticals, Inc. dated October 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2007	KING PHARMACEUTICALS, INC.
	By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of King Pharmaceuticals, Inc. dated October 18, 2007.

6